EXHIBIT 99.1

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Strong First Quarter Results and
Continued Growth in Rail Backlog

DALLAS – May 2, 2007 – Trinity Industries, Inc. (NYSE:TRN) today reported earnings from continuing operations of $59.1 million, or $0.74 per common diluted share for the first quarter ended March 31, 2007. Earnings from continuing operations for the same quarter of 2006 were $38.5 million, or $0.49 per common diluted share. Revenues for the first quarter of 2007 increased 14% to $828.5 million compared with revenues of $724.7 million for the same period in 2006.

Net income for the first quarter of 2007 increased 60% to $59.1 million, or $0.74 per common diluted share compared with net income of $37.0 million or $0.47 per common diluted share for the same quarter a year ago.

“I am pleased that our businesses continued their positive momentum,” said Timothy R. Wallace, Trinity’s Chairman, President, and CEO. “Several market trends combined with our focus on operational efficiencies and production flexibility continued to contribute to our revenue and earnings growth during the first quarter.”

The Rail Group (“TrinityRail”) received orders for approximately 8,500 railcars during the first quarter and shipped approximately 6,570 railcars. As of March 31, 2007, TrinityRail’s North American railcar order backlog totaled approximately 37,790 railcars, the highest in Company history. This backlog is approximately 12,250 railcars greater than TrinityRail’s backlog as of March 31, 2006 and 1,900 railcars greater than the backlog as of December 31, 2006.

Trinity’s railcar leasing business continued to grow during the first quarter. At March 31, 2007, Trinity Industries Leasing Company’s fleet totaled approximately 32,500 railcars. This compares to approximately 26,000 railcars as of March 31, 2006. “We continue to invest in our railcar lease fleet which provides multiple benefits to the Company,” Wallace said.

“The Inland Barge Group achieved 33% revenue growth and a strong growth in profitability,” Wallace said. “Our Barge Group also grew its backlog to approximately $569 million as of March 31, 2007, enabling long-term production planning and operational efficiencies. Revenues in our Energy Equipment Group grew 34% as the structural wind tower business continued to expand. Our Construction Products Group’s revenues and profitability grew over the same quarter in 2006, despite challenging first quarter weather conditions. In summary, I am very pleased with the Company’s first quarter performance,” Wallace added.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a holding company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Revenues	$828.5	$724.7
Operating profit	$108.7	$75.6
Other expense	12.8	11.4

Income from continuing operations before income taxes	95.9	64.2
Provision for income taxes	36.8	25.7

Income from continuing operations	59.1	38.5
Discontinued operations:
Loss from discontinued operations, net of benefit for income taxes of $— and $(1.5)	—	(1.5)

Net income	$59.1	$37.0

Net income per common share:
Basic:
Continuing operations	$0.76	$0.51
Discontinued operations	—	(0.02)

	$0.76	$0.49

Diluted:
Continuing operations	$0.74	$0.49
Discontinued operations	—	(0.02)

	$0.74	$0.47

Weighted average number of shares outstanding:
Basic	78.0	74.9
Diluted	79.9	78.8

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	March 31,
Revenues:	2007	2006
Rail Group	$568.7	$519.9
Construction Products Group	163.2	148.5
Inland Barge Group	108.7	82.0
Energy Equipment Group	91.4	68.0
Railcar Leasing and Management Services Group	70.9	56.3
All Other	15.6	11.4
Eliminations	(190.0)	(161.4)

Consolidated Total	$828.5	$724.7

	Three Months Ended
	March 31,
Operating profit (loss):	2007	2006
Rail Group	$78.1	$62.0
Construction Products Group	10.1	9.5
Inland Barge Group	17.4	6.6
Energy Equipment Group	10.1	11.1
Railcar Leasing and Management Services Group	27.8	17.6
All Other	1.3	(2.9)
Corporate	(10.0)	(9.8)
Eliminations	(26.1)	(18.5)

Consolidated Total	$108.7	$75.6

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	March 31,	December 31,
	2007	2006
Cash and cash equivalents	$224.1	$311.5
Receivables, net of allowance	279.0	252.5
Inventories	549.1	528.9
Net property, plant, and equipment (1)	1,746.6	1,590.3
Other assets	707.5	742.4

	$3,506.3	$3,425.6

Accounts payable and accrued liabilities	$589.0	$655.8
Debt (2)	1,251.4	1,198.9
Deferred income	42.3	42.9
Other liabilities	160.6	124.5
Stockholders’ equity	1,463.0	1,403.5

	$3,506.3	$3,425.6

(1) Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$959.8	$943.1
Accumulated depreciation	(554.4)	(564.6)

	405.4	378.5

Leasing:
Equipment on lease	1,678.8	1,511.5
Machinery and other	35.1	35.1
Accumulated depreciation	(176.4)	(163.9)

	1,537.5	1,382.7

Deferred profit on railcars sold to the Leasing Group	(196.3)	(170.9)

	$1,746.6	$1,590.3

(2) Debt
Corporate/Manufacturing – Recourse:
Revolving commitment	$—	$—
Convertible subordinated notes	450.0	450.0
Senior notes	201.5	201.5
Other	1.6	1.8

	653.1	653.3
Leasing – Recourse:
Equipment trust certificates	75.7	119.1

Total recourse	728.8	772.4

Leasing – Non-recourse:
Secured railcar equipment notes	344.4	347.5
Warehouse facility	178.2	79.0

	522.6	426.5

	$1,251.4	$1,198.9

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)

“EBITDA” is defined as net income (loss) plus income taxes, interest expense, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculations, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended March 31,
	2007	2006
Income from continuing operations	$59.1	$38.5
Add:
Provision for income taxes	36.8	25.7
Depreciation and amortization expense	26.5	19.8
Interest expense	17.5	12.5

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization	$139.9	$96.5

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